Exhibit 10.3

November 17, 2011

Mr. Charles J. Burdick

28 Princess Gate Court

London SW7 2QJ

United Kingdom

Dear Mr. Burdick:

Reference is made to the letter agreement between you and Comverse Technology, Inc. (the “Company”) dated March 9, 2011 (the “Employment Letter”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Letter.

You and the Company wish to amend certain provisions of the Employment Letter as provided herein. Accordingly, we hereby covenant and agree as follows:

1.	Section 1 of the Employment Letter shall be amended to read in its entirety as follows:

“1. Annual Base Salary. Your annual base salary is $700,000; provided, however, that your annual base salary will be increased to $820,000 for the period of time your work location is in New York City (as applicable, your “Annual Base Salary”). Your Annual Base Salary is payable in accordance with the Company’s payroll practices for similarly situated employees.”

2.	Section 2 of the Employment Letter shall be amended by replacing the reference to “$700,000” with “$730,000” and adding the following sentence to the end of such section:

“Your on target bonus opportunity for each future fiscal year shall be equal to your earned Annual Base Salary for such fiscal year (subject to pro ration for your actual period of service as Chief Executive Officer during such fiscal year).”

3.	Section 4 shall be amended by adding the following sentences to the end of the section:

“Notwithstanding the foregoing, you agree to change your location to the Company’s New York City offices so long as circumstances require but not to exceed a period of twelve consecutive months commencing on December 1, 2011. You will be entitled to the benefits of the Company’s Short-Term International Assignment Policy for the duration of the assignment.”

4.	Except as amended hereby, the Employment Letter remains in full force and effect in accordance with its terms.

If the foregoing correctly sets forth our understanding and agreement, please sign a duplicate of this letter where indicated below and return it to the undersigned.

Sincerely,

COMVERSE TECHNOLOGY, INC.

By:	/s/ Shefali A. Shah
Shefali A. Shah
SVP, General Counsel

AGREED:

/s/ Charles J. Burdick
Charles J. Burdick

810 Seventh Avenue, 32nd Floor, New York, NY 10019        Telephone (212) 739 1000 Facsimile (212) 739 1001

www.cmvt.com